UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
August 17, 2020

Denali Therapeutics Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38311	46-3872213
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)
161 Oyster Point Blvd.
South San Francisco, California 94080
(Address of principal executive offices, including zip code)

(650) 866-8548
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DNLI	NASDAQ Global Select Market

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2020, the Compensation Committee of the Board of Directors of Denali Therapeutics Inc. (the “Company”) approved changes to the change in control and severance benefits for the Company’s chief executive officer pursuant to the Company’s Key Executive Change in Control and Severance Plan (the “Severance Plan”), which was initially adopted in November 2017. The severance benefits provided under the terms of the Severance Plan remain materially unchanged from those described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2020, except as follows:

•If the Company terminates the chief executive officer’s employment other than for “cause,” death or “disability” or such participant resigns for “good reason,” in either case, during the period beginning on a “change in control” (as such terms are defined in the Severance Plan) and ending 12 months following a change in control, the chief executive officer will be eligible to receive the following severance benefits (less applicable tax withholdings):
◦200% of the chief executive officer’s annual base salary as in effect immediately prior to the termination (or if the termination is due to a resignation for good reason based on a material reduction in base salary, then the chief executive officer’s annual base salary in effect immediately prior to such reduction) paid over 24 months;
◦a lump sum payment equal to 200% of the annual target bonus the chief executive officer would otherwise be eligible to receive for the fiscal year in which the termination occurs, assuming achievement of all target levels at 100%;
◦a lump sum cash payment in an aggregate amount equal to 24 months of the applicable monthly premium cost that the chief executive officer otherwise would be required to pay to continue qualifying health coverage under COBRA (provided that if the Company determines in its sole discretion that these payments cannot be provided without violating applicable law, these payments will not be made); and
◦100% of the chief executive officer’s then outstanding and unvested “time-based equity awards” (as such term is defined in the Severance Plan) will become vested in full and, if applicable, exercisable.

The foregoing descriptions of the severance benefits to which the Company’s chief executive officer would be entitled in connection with a change in control pursuant to the Severance Plan does not purport to be complete and is qualified in its entirety by reference to the amended Severance Plan, the form of which will be filed as an exhibit to the Company’s next quarterly report on Form 10-Q.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as Inline XBRL)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENALI THERAPEUTICS INC.

Date:	August 20, 2020	By:	/s/ Steve E. Krognes
Steve E. Krognes
Chief Financial Officer and Treasurer